Exhibit 10.19

Shanghai Municipality Lease Contract for Premises

Formulated by:	Shanghai Housing and Land Resources Administration Shanghai Administration for Industry and Commerce Printed on November 2000

SPECIAL NOTES

1. This Contract shall be applicable to the preleasing of commodity housing and the leasing of premises for which the rent is determined by negotiations based on the principle of market orientation within the administrative area of this municipality, excluding leasing of the public residential premises leased according to the rent standards prescribed by the municipal government, public welfare non-residential premises leased by administrative deployment and constructed by government investment and the private residential premises leased before the implementation of the Regulations in accordance with the rent standards prescribed by the municipal government.

2. Preleasing shall be restricted to the commodity housing invested in and constructed by real estate development enterprises that has obtained the pre-sale license. However, the commodity housing that has been pre-sold by a real estate development enterprise shall not be preleased. The purchasers of the pre-sold commodity housing shall not prelease the pre-sold commodity housing.

3. The term [lease] or [prelease] referred to herein are note symbols, indicating that such provisions are applicable to leasing or preleasing. When this Contract is used as a lease contract for premises, only the contents marked with [lease] shall be adopted; when using as a prelease contract for commodity housing, the contents marked with [prelease] and the provisions in the part “preleasing related matters” of the Supplemental Terms herein shall be adopted. Other provisions not marked with [                ] shall be general terms applicable to preleasing or leasing.

4. Where this Contract is used for the preleasing of commodity housing, when the construction of the commodity housing is completed and the real estate development enterprise completes the initial real estate registration and obtains the real estate ownership certificate for the premises, the parties to the prelease contract shall execute the handover letter for the use of the commodity housing. After such handover letter for the use of the commodity housing becomes effective, the performance of the terms with respect to prelease in such contract shall be completed.

5. This Contract is a template (for trial) formulated by Shanghai Housing and Land Resources Administration and Shanghai Administration for Industry and Commerce in accordance with the Premises Lease Regulations of Shanghai Municipality. The terms of this Contract are suggestive for the consideration and adoption by the parties to the lease. Any matter not provided herein may be specified by Party A and Party B by entering into supplemental contracts upon mutual agreement of the parties.

6. Before the execution of this Contract, the Lessor shall present the real estate ownership certificate or other proof of title to the Lessee and the real estate development enterprise shall present the pre-sale license to the lessee to the prelease. The parties should also crosscheck the relevant identity proof of each other. Where the premises is leased to a person who is not a resident of Shanghai, the Lessor shall also present the Premises Lease Security Permit issued by the relevant public security authority.

7. Within 15 days from the execution of this Contract, the parties hereto shall complete the registration and filing of this Contract. In the case of lease for premises, this Contract shall be registered or filed with the real estate transaction center or the acceptance office of the farm system where the premises is located to obtain the lease contract registration and filing certificate; in the case of preleasing of commodity housing, for the commodity housing sold externally, this Contract shall be registered and filed with the municipal real estate transaction center while for the commodity housing sold internally, this Contract shall be registered or filed with the real estate transaction center where the premises is located. After the construction of the preleased commodity housing is completed and the real estate ownership certificate has been obtained, and the parties have executed a handover letter for the use of the preleased commodity housing, this Contract shall be registered and filed with the real estate transaction center or the acceptance office of the farm system where the premises is located in accordance with the applicable regulations to obtain the lease contract registration and filing certificate. Upon registration and filing of this Contract, this Contract can be used as evidence against third parties where the premises is repeatedly preleased or leased to other parties or the premises is transferred or disposed of for the enforcement of a mortgage created on the premises during the Lease Term.

8. Where a party hereto requires for the registration and filing of this Contract and the other party fails to cooperate with such respect, the party requiring for the registration and filing may apply for the registration and filing by presenting this Contract, the valid identity proof and relevant documents.

9. Deposit for the premises lease is a performance security. In leasing a premises, the Lessor and the Lessee may agree for the payment of a deposit under this Contract. The amount of the deposit shall be agreed upon by the parties hereto. When the lease is terminated, the remaining deposit shall be refunded to the Lessee after subtracting the fees that shall be borne by the Lessee as provided in this Contract.

10. The text of this Contract may be obtained from the real estate transaction center or the acceptance office of the farm system at the municipal level or the district/county level where the premises is located. The parties hereto shall read this Contract carefully in order to understand the terms hereof before entering into this Contract.

11. This Contract is a template for the reference by the parties hereto.

12. If the leasing under this Contract is represented or handled by a brokerage agency, the parties hereto shall require the brokerage agency and the broker to sign and affix the seal on the last page of this Contract.

Shanghai Municipality Lease Contract for Premises

(Contract No.:                )

Parties to this Contract:

Lessor (Party A):	Shanghai Pudong Kerry Parkside Real Estate Co., Ltd. (上海浦东嘉里城房地产有限公司) (Details see Article 12 of the Supplemental Terms.)

[lease]

Lessee (Party B):	Shanghai LianBio Development Co., Ltd. (上海联拓生物科技有限公司) (Details see Article 12 of the Supplemental Terms.)

Pursuant to the Contract Law of the People’s Republic of China and the Premises Lease Regulations of Shanghai Municipality (hereinafter referred to as the “Regulations”), Party A and Party B desire to enter into this Contract in connection with Party B’s leasing of the premises that can be lawfully leased by Party A based on mutual agreements of the parties and according to the principles of equality, willingness, fairness and honesty.

I.	Details of the Leased Premises

1.1

The premises leased by Party A to Party B is located at Unit X, X/F, Kerry Parkside Office Building at No. 1155 Fangdian Road, Pudong New District in Shanghai (hereinafter referred to as the “Premises”, and Kerry Parkside Office Building as the “Office Building”). The actual measured gross floor area of the Premises is X square meter (see Article 13 of the Supplemental Terms), and the purposes of the Premises are for office use. The structure of the Premises is steel and concrete. Please see Schedule I hereto for the floor plan of the Premises. Party A has presented to Party B: [lease] real estate ownership certificate [certificate no.: Hu Fang Di Pu Zi (2012) No. 012147].

1.2

Party A, as the real estate owner of the Premises, establishes a lessor-lessee relationship with Party B. Before signing this Contract, Party A has notified Party B that a mortgage has been created on the Premises.

1.3

For (i) the scope, conditions and requirements of the use of the common or shared area of the Premises and (ii) the current decorations, ancillary facilities, status of equipment and the details, standards and related matters of renovation and addition of ancillary facilities to be done by Party B as agreed by Party A are set forth in Schedules II and III hereto, respectively. Both parties agree that such Schedules shall be the basis for the inspection and acceptance for the delivery of the Premises from Party A to Party B and the return of the same by Party B to Party A upon termination of this Contract.

II.	Purposes of the Lease

2.1

Party B undertakes to Party A that the Premises shall be used for office purposes, and Party B shall comply with the state and municipal regulations with respect to the use of premises and property management.

2.2

Party B covenants that, during the Lease Term, it shall not change the above purposes of the Premises without the written consent of Party A and the approval of the relevant authorities in accordance with applicable regulations.

III.	Delivery Date and Lease Term

3.1

Both parties hereby agree that Party A shall delivery the Premises to Party B by X (Month) X (Date), X (Year). The Lease Term shall commence from X (Month) X (Date), X (Year) to X (Month) X (Date), X (Year). (Not applicable, see Articles 14 and 17 of the Supplemental Terms.)

3.2

Upon expiration of the Lease Term, Party A shall be entitled to repossess the Premises and Party B shall return the same as scheduled. If Party B needs to renew the lease, Party B shall request for the renewal of lease in writing X months before the expiration of the Lease Term, and the parties shall enter into a new lease contract upon the approval by Party A. (Not applicable, see Article 19(1) of the Supplemental Terms.)

IV.	Rent, Payment Method and Payment Term

4.1

Both parties agree that the rent for the Premises shall be X (in X currency) per square meter per day. The aggregate monthly rent shall be X (in X currency) (in writing: X). (Not applicable, see Article 15(1) of the Supplemental Terms.)

The rent for the Premises shall remain unchanged for X (years/months). From the Xth (year/month), both parties may adjust the rent through negotiations. Matters with respect to the adjustment shall be agreed by Party A and Party B in the Supplemental Terms. (Not applicable.)

4.2

Party B shall pay the rent to Party A before the Xth day of each month. In case of any default in payment, Party B shall pay the default payment in the amount equal to X% of the rent per day for each day in default. (See Article 27.2 of the Supplemental Terms.)

4.3	Party B shall pay the rent in the following manner: (See Article 15 of the Supplemental Terms).

V.	Deposit and Other Fees

5.1

Both parties agree that on the delivery of the Premises by Party A, Party B shall pay a deposit to Party A in the amount equal to X months’ rent, i.e. X (in X currency). (See Article 16 of Supplemental Terms.) Party A shall issue a payment receipt to Party B upon receipt of the deposit. Upon termination of the lease, the deposit received by Party A shall be refunded to Party B without any interest after subtracting the fees that shall be borne by Party B as provided in this Contract and the Supplemental Terms hereto. (See Article 25.3 of the Supplemental Terms.)

5.2

During the Lease Term, the charges for water, electricity, gas, telecommunications, equipment, property management, X etc. shall be borne by Party B. Other related charges shall be borne by X. (See Article 15 of the Supplemental Terms.)

5.3	The calculation and sharing methods, payment method and timeline for the above fees that shall be borne by Party B are as follows: (See Article 15 of the Supplemental Terms.)

VI.	Requirements for the Use of the Premises and Maintenance Responsibility

6.1

During the Lease Term, if Party B finds any damage or failure in the Premises and its ancillary facilities, Party B shall promptly notify Party A for repair. Party A shall repair within X days upon receipt of the notice from Party B. If Party A fails to repair within the agreed period, Party B may repair on Party A’s behalf at the expense of Party A. (See Article 23.2 of the Supplemental Terms.)

6.2

During the Lease Term, Party B shall reasonably use and take care of the Premises and its ancillary facilities. If the improper or unreasonable use of Party B causes any damage to or failure in the Premises or its ancillary facilities, Party B shall be responsible for the repair. If Party B refuses to repair, Party A may repair on Party B’s behalf at the expense of Party B. (See Article 23.3 of the Supplemental Terms.)

6.3

During the Lease Term, Party A shall make sure the Premises and its ancillary facilities are under normal, usable and safe condition. If Party A intends to conduct inspection and maintenance of the Premises, Party A shall notify Party B X days in advance. During the inspection and maintenance, Party B shall cooperate with Party A and Party A shall minimize the impacts on Party B’s use of the Premises. (See Article 23.2 of the Supplemental Terms.)

6.4

Except for provided in Schedule III hereto, if Party B otherwise needs to renovate or add ancillary facilities and equipment to the Premises, Party B shall only proceed with the renovation or addition of ancillary facilities and equipment after the prior written consent of Party A; and if the approval by relevant authority is required pursuant to applicable regulations, X shall apply with the relevant authority for the approval before such renovation or addition of facilities or equipment. The ownership and maintenance responsibility of the ancillary facilities and equipment added by Party B shall be agreed in writing by Party A and Party B. (See Article 23.4 of the Supplemental Terms.)

VII.	Status of the Premises upon Return

7.1

Except in the case that Party A agrees the renewal of the lease, Party B shall return the Premises within X days after the expiration of the Lease Term. If Party B fails to timely return the Premises without the consent of Party A, Party B shall pay Party A an amount for occupying the Premises for X for each day in default. (See Article 24 of the Supplemental Terms.)

7.2

The Premises returned by Party B shall be in the normal status after normal use. Upon return, the Premises shall be inspected and accepted by Party A and both parties shall settle in full all the fees that shall be borne by each party respectively. (See Article 24 of the Supplemental Terms.)

VIII.	Sublease, Transfer and Exchange

8.1

Except that Party A has consented to Party B’s sublease of the Premises in the Supplemental Terms of this Contract, during the Lease Term, Party B shall not sublease any part or all of the Premises to a third party without Party A’s prior written consent, provided that a single residential unit shall not be subleased in parts. (Not applicable, see Article 21.3 of the Supplemental Terms.)

8.2

If Party B subleases the Premises, Party B and the sub-leasee shall enter into a written sublease contract pursuant to applicable regulations. The sublease contract shall be registered and filed with the real estate transaction center or the acceptance office of the farm system at the municipal level or the district/county level where the Premises is located pursuant to applicable regulations. (Not applicable, see Article 29.2 of Supplemental Terms.)

8.3

During the Lease Term, if Party B intends to transfer the lease of the Premises to another party or exchange the Premises with the leased property of another party, Party B shall obtain the prior written consent of Party A. Upon such transfer or exchange, Party A and the transferee or the counterparty to the exchange shall enter into a novation agreement and continue to perform this Contract. (Not applicable, see Article 21.3 of the Supplemental Terms.)

8.4

During the Lease Term, if Party A needs to sell the Premises, Party A shall provide a 3 month prior notice to Party B and Party B shall have the right of first refusal to purchase the Premises under the same terms and conditions. (Not applicable, see Article 20.2(2) of the Supplemental Terms.)

IX.	Conditions for Terminating this Contract

9.1	Party A and Party B agree that during the Lease Term, this Contract shall be terminated in any of the following events and no Party shall be liable to each other:

(1) the land use rights of the area where the Premises is located are reverted back to the state prior to the expiration of the granted term pursuant to applicable regulations;

(2) the Premises is acquired by the government in accordance with law for social and public welfare;

(3) the Premises is included in the area permitted for demolition due to city construction needs;

(4) the Premises is damaged, destructed or identified as a dangerous building;

(5) Party A has notified Party B that a mortgage has been created on the Premises before the lease and the Premises is being disposed of to enforce such mortgage;

(6) X.

9.2

Party A and Party B agree that any party may terminate this Contract by giving written notice to the other party in any of the following events. The breaching party shall pay liquidated damages to the other party in the amount equal to X times of the monthly rent. If the breach caused the other party any loss and the liquidated damages are insufficient to compensate the other party for such loss, the breaching party shall also compensate the other party the difference between the loss caused by such breach and the liquidated damages:

(1) Party A fails to deliver the Premises as scheduled and Party A fails to cure within X days after Party B’s notice;

(2) the Premises delivered by Party A does not comply with this Contract and thus frustrates the purposes of the lease; or the Premises delivered by Party A is defected or endangers the safety of Party B;

(3) Party B changes the usage of the Premises without the written consent of Party A, which results in the damages of the Premises;

(4) the main structure of the Premises is damaged for reasons attributable to Party B;

(5) Party B sublease the Premises, transfer the lease to another party or exchange the Premises with the premises leased by another party without the consent of Party A;

(6) Party B fails to pay the rent for over X months in aggregate;

(7) X.

(Not applicable, see Article 27 of the Supplemental Terms.)

X.	Liabilities for Breach of Contract

10.1

If there is any defect in the Premises upon delivery, Party A shall repair such defect within X days after the Delivery Date. If Party A fails to repair during such period, the parties may discuss to reduce the rent or change the relevant terms of rent. (See Article 17(2) of the Supplemental Terms.)

10.2

If Party A fails to notify Party B of the mortgage created on the Premises or that the title transfer of the Premises is restricted prior to the lease, which causes Party B any loss, Party A shall be liable for indemnifications to Party B.

10.3

If Party A fails to promptly perform the maintenance responsibilities as provided in this Contract during the Lease Term and the Premises is thereby damaged, which causes property losses or personal injury to Party B, Party A shall be liable for indemnifications to Party B. (See Article 23.2 of the Supplemental Terms.)

10.4

During the Lease Term, except for the circumstances provided herein, if Party A terminates this Contract and repossesses the Premises before the expiration of the Lease Term without the consent of Party B, Party A shall pay Party B liquidated damages in the amount equal to X times of the rent for the number of days of such early repossession. If the liquidated damages are insufficient to compensate Party B for its loss, Party A shall also be liable for the indemnifications of such loss. (Not applicable.)

10.5

If Party B renovates the Premises or add ancillary facilities to the Premises without Party A’s written consent or out of the scope and requirements set forth in the written consent of Party A, Party A may require Party B to restore the Premises and indemnify Party B for its loss.

10.6

During the Lease Term, except for the circumstances provided herein, if Party B terminates the lease before the expiration of the Lease Term without the consent of Party A, Party B shall pay Party A liquidated damages in the amount equal to X times of the rent for the number of days of such early termination. If the liquidated damages are insufficient to compensate Party A for its loss, Party B shall also be liable for the indemnifications of such loss and Party A may deduct such amount from the deposit paid by Party B. If the deposit is insufficient for such deduction, Party B has the obligations to pay the insufficient amount. (Not applicable, see Articles 21.4 and 19(7) of the Supplemental Terms.)

XI.	Miscellaneous

11.1

If Party A needs to mortgage the Premises during the Lease Term, Party A shall notify Party B in writing. Party A shall undertake to Party B that, after the creation of the mortgage, Party A shall consult with Party B on Party B’s intent to purchase the Premises X days prior to the discounted sale or disposal of the Premises for the enforcement of the mortgage. (Not applicable, see Article 20.2(2) of the Supplemental Terms.)

11.2

This Contract shall become effective upon the signing and affixing seals by both parties. Within 15 days after effectiveness, Party A shall be responsible for the registration and filing with the real estate transaction center or the acceptance office of the farm system at the municipal level or the district/county level where the Premises is located to obtain the registration and filing certificate. Upon registration and filing of this Contract, in case of any change hereto or termination hereof, Party X shall be responsible for the registration of the change or termination with the original registration authority within 15 days from the change hereto or termination hereof. Party A shall be liable for any legal dispute arising from Party A’s failure to complete the registration and filing of this Contract or any change hereto or termination hereof. (Not applicable, see Article 29.2 of the Supplemental Terms.)

11.3

Any matter not provided herein may be specified by Party A and Party B by entering into supplemental contracts based on mutual agreements of the parties. The Supplemental Terms and Schedules hereto are integral parts of this Contract. The words inserted in the blank spaces of this Contract, the Supplemental Terms and Schedules hereto shall have the same legal effect of the printed words.

11.4

Upon execution of this Contract, Party A and Party B clearly understand their respective rights, obligations and responsibilities hereunder and are willing to perform this Contract accordingly. If a party breaches this Contract, the other party shall be entitled to indemnifications pursuant to the provisions hereof.

11.5

Any dispute arising in the performance of this Contract by Party A and Party B shall be resolve through negotiations. If the parties fail to resolve the dispute through negotiations, both parties agree to elect the second method below to resolve the dispute:

(1) to submit the dispute to      Arbitration Committee for arbitration;

(2) to initiate litigation with the People’s Court of Shanghai Pudong New District in accordance with law.

11.6

This Contract and the Schedules hereto shall be executed in three counterparts. Each of Party A and Party B shall hold one counterpart and one counterparty shall be submitted to the real estate transaction center or the acceptance office of the farm system of (Shanghai Municipality or Pudong New District/County). All counterparts shall have the same legal effect.

Supplemental Terms

Upon negotiations, Party A and Party B unanimously agree to enter into the following supplemental terms according to Article 11.3 of this Contract for the matters not provided for in the above provisions of this Contract. These Supplemental Terms (including Lease Terms and the Rules of Lease) are integral parts of this Contract. Except for provided otherwise herein, “this Contract” referred to hereinafter shall include these Supplemental Terms. If there is any discrepancy between Articles 1 to 11 of this Contract and these Supplemental Terms, these Supplemental Terms shall prevail.

Section I Lease Terms

12.	Parties

Lessor (Party A): Shanghai Pudong Kerry Parkside Real Estate Co., Ltd. (上海浦东嘉里城房地产有限公司) (including its successors and assignees) Registered Address: Unit 305A, No. 1155 Fangdian Road, Pudong New District, Shanghai Tel: 86-21-50331166 Fax: 86-21-50333123

Lessee (Party B): Shanghai LianBio Development Co., Ltd. (上海联拓生物科技有限公司) Registered Address: 3/F, Building No. 1, No. 400 Fangchun Road, China (Shanghai) Pilot Free Trade Zone Notice Address: WeWork LianBio 3AS101, 4/F, No. 1155 Fangdian Road, Pudong New District, Shanghai     Attention: Yvonne Xin Tel: 13701936828 Legal Representative or Authorized Representative: BING LI

13.	Leased Units and Area

The Premises is located at Units 901 and 902, 9/F of the Office Building with a gross floor area of 600.34 m2. Party A represents and warrants that the numbers mentioned in this Article are true and consistent with the actual measured area.

14.	Lease Term

The Lease Term of the Premises shall commence from December 23, 2019 to April 6, 2022 (both dates inclusive) (the “Lease Term”).

15.	Rent and Payment Method

(1)	The rent for the Premises shall be paid monthly. The aggregate monthly rent shall be RMB164,343.08 (calculated on the basis of RMB9.0/m2 (gross floor area)/day), including:

(a) net rent (tax excluded) of RMB156,517.22;

(b) valued-added tax of RMB7,825.86. Value-added tax = net rent (tax excluded) x value-added tax rate (determined to be 5% at the time of the execution of this Contract).

During the Lease Term, if the value-added tax rate changes due to state policy or regulation adjustments (including but not limited to the cancellation of the simple tax rate applicable during the transition period for the replacement of business tax with value-added tax), Party B agrees that the value-added tax rate in the above formula shall be the then value-added tax rate adjusted by Party A according to the state policy and regulations, which shall be used for the calculation of the amount of the value-added tax to be borne by Party B and the aggregate monthly rent (tax included) shall be adjusted accordingly. Party B shall make full payments of the adjusted aggregate monthly rent (tax included) to Party A.

(2)

The rate of property management fee shall be RMB 35/m2 (gross floor area)/month. Party B shall make advance payment of the property management fee to the management company of the Office Building (the “Property Company”) prior to the 1st day of each month. If the rate of the property management fee is adjusted, Party B shall pay the monthly property management fee according to the adjusted fee rate. The current Property Company of the Office Building is Kerry Properties Development Management (Shanghai) Co., Ltd. (嘉里建设管理（上海）有限公司).

(3)

Except for provided otherwise herein, the rent and property management fee shall exclude the government taxes and other expenses or bank charges payable by Party B, and the monthly rent shall be paid prior to the 1st day of each month without any deduction. If the first month or the last month in the Lease Term is less than one month, the rent and property management fee shall be adjusted in proportion to the number of days of actual use in such month.

(4)

Party B shall make a prepayment to Party A in the amount equal to the sum of one month’s rent and property management fee applicable during the Lease Term (the “Prepayment”) within 5 days from the execution hereof.

(5)	Other Fees

Pursuant to this Contract, Party B shall pay the fees as provided on the bills issued by Party A or the Property Company, including the following:

(a)

The electricity charges (Party A is entitled to adjust the unit price according to the price adjustment made by the relevant public affair organization), additional air-conditioning charges (if applicable) and other charges for public utilities that should be borne by Party B for its use of the Premises.

(b)

The regular period for air-conditioning is 8:00 am to 7:00 pm from Monday to Friday and 8:00 am to 1:00 pm on Saturday, except for statutory holidays. If Party B requires for additional air-conditioning outside of the above hours, Party

B shall notify the Property Company 4 hours in advance and pay the fees for the additional air-conditioning in accordance with the fee rate of Party A or the Property Company for the additional air-conditioning. The current fee rate is RMB0.5/hour/m2 and the minimum charge shall be RMB500/hour.

(c)

Party A shall provide Party B with the standard signs on the tenant signboard of the Office Building and the signs of the floor where the Premises is located. The initial preparation and installation of the signs shall be the responsibility of Party A. However, Party B shall pay the costs in relation to the installation and preparation for subsequent changes of such signs.

(d)

Except for the fees and charges set forth above, if there are other fees payable by Party B according to the relevant management rules of the Office Building or applicable government regulations, Party A shall give prior written notice to Party B for such other fees.

All fees incurred in connection with Party B’s use of the Premises, including but not limited to the rent, property management fee and the fees set forth in this Article, shall be collectively referred to as the “Payables”.

All rent, property management fee and other Payables mentioned in this Contract, except for those specified to be tax excluded, shall include the amount of value-added tax of Party A/the Property Company.

16.	Deposit

(1)

Within 5 days after the execution of this Contract and no later than the delivery of the Premises, Party B shall pay a deposit in an amount equal to the sum of 3 months’ rent and property management fee, which shall be RMB556,064.94.

(2)

If the rent and/or the property management fee are adjusted, Party B shall make additional payment to Party A to maintain the deposit at the amount equal to the sum of 3 months’ rent and property management fee. The additional payment shall be the difference between the amounts of the sum of 3 months’ rent the property management fee applicable before and after such adjustment.

17.	Delivery

(1)	Delivery Date: Both parties agree to deliver the Premises on December 23, 2019.

(2)

Party A shall deliver the Premises to Party B in the “as is” status as of the Delivery Date (see Schedule III for specific delivery conditions). Upon Party B’s acceptance of the Premises accordingly, it shall be confirmed that the Premises is under appropriate condition for lease and in compliance with this Contract. The return standard under Article 2 of Schedule III shall be the basis for the inspection and acceptance of Party B’s return of the Premises upon the expiration of the Lease Term.

(3)

If Party B fails to timely pay the deposit and Prepayment in full as provided in this Contract, Party A shall be entitled to refuse the delivery of the Premises, terminate this Contract and forfeit the deposit or Prepayment paid by Party B (if any).

18.	Usage

The Premises shall be used as the office of Party B only.

19.	Special Terms

(1)	Terms for Renewal

Subject to Party B’s compliance with and performance of this Contract, Party B shall have the right to renew the lease once for a term of two (2) years before the expiration of the Lease Term.

The renewal rent shall be paid monthly and the aggregate rent for each month shall be RMB164,343.08 (calculated on the basis of RMB9.0/m2 (gross floor area)/day)), including:

(a)	net rent (tax excluded) of RMB156,517.22;

(b)	valued-added tax of RMB7,825.86. Value-added tax = net rent (tax excluded) x value-added tax rate (determined to be 5% at the time of the execution of this Contract).

During the Lease Term, if the value-added tax rate changes due to state policy or regulation adjustments (including but not limited to the cancellation of the simple tax rate applicable during the transition period for the replacement of business tax with value-added tax), Party B agrees that the value-added tax rate in the above formula shall be the then value-added tax rate adjusted by Party A according to the state policy and regulations, which shall be used for the calculation of the amount of the value-added tax to be borne by Party B and the aggregate monthly rent (tax included) shall be adjusted accordingly. Party B shall make full payments of the adjusted aggregate monthly rent (tax included) to Party A.

If Party B intends to continue the lease of the Premises, Party B shall deliver a 6 months’ prior written notice to Party A for the renewal of the lease and the parties shall enter into a new lease contract. The terms and conditions of the renewed lease (except for the further renewal term, rent-free period, property management fee, deposit, right to lease renewal, renovation period, right to expand the leased area) shall be consistent with the terms and conditions of this Contract, except for provided otherwise by laws and regulations. If Party B fails to deliver a lease renewal notice within the above timeline, this Contract shall be terminated at the expiration of the Lease Term and Party B shall no longer have the right of first refusal to lease the Premises under the same terms and conditions.

(2)	Terms for Expansion of Leased Area

If Party B needs to expand the leased area during the Lease Term, Party B shall notify Party A in writing the area to be expanded, the expected commencement time and such other requirements. Upon receipt of Party B’s written notice, Party A shall notify Party B in writing the potential available units and the expected available date or the currently available units. Party B shall respond to Party A whether Party B intends to expand the leased area or not within 5 business days after receipt of Party A’s notice. If Party B decides to expand the leased area, the expiration date of the new lease contract shall be the same expiration date hereof. However, the rent for the expanded area shall be negotiated by both parties according to the then applicable rent in the public market. If Party B decides not to expand the leased area or fails to respond to Party A in writing within 5 business days, Party A shall be entitled to lease such available units to other parties and the lease expansion notice previously delivered by Party B shall automatically become invalid. If Party B subsequently requests for lease expansion again, Party B shall submit another written notice to Party A.

(3)	Terms for Renovation

(a)

Party B shall have to right to conduct decoration, separation, design, reconstruction, equipment installation, repair or such other works on the Premises at its own desire during the Lease Term (except for the circumstances requiring the approvals by the relevant government authority or public affair organization). Party B shall submit a renovation proposal to Party A for Party A’s approval before Party B’s renovation (Party A shall assist Party B with such respect in a reasonable manner and shall not unreasonably withhold its approval).

(b)

Party A shall use best efforts to assist Party B with applying for the approvals by the relevant government authorities and public affair organization for such renovation proposal. Upon Party B’s requests (such requests must be reasonable, legitimate and necessary for Party B’s application), Party A shall sign (or issue) the necessary and reasonable applications, documents, receipts, contracts, letters and requests. Party A shall cause the Property Company to sign or issue the necessary and reasonable documents or provide necessary and reasonable assistance as required by the relevant government regulations.

(c)

The renovation period for the Premises shall be 3 months, commencing from December 23, 2019 to March 22, 2020 (both dates inclusive). During the renovation period, Party B does not need to pay any rent, but shall pay the property management fee (based on the fee rate provided in Article 15(2) hereof) and other Payables. Party B shall continue to perform other applicable terms of this Contract during the renovation period.

(d)

If Party B completes the renovation before the expiration of the renovation period, Party B may move into the Premises for business operation with the written consent of Party A and/or the Property Company. Party B shall continue to pay the property management fee and other Payables as provided in the previous paragraph.

(4)

Each party agrees to provide its own business license and the internal authorization document (if applicable) to the other party upon the execution of this Contract to prove that each Party has obtained its respective internal corporate approval that is necessary for the execution and performance of this Contract.

(5)

Access Right to the Building Where the Premises is Located Party B shall have the right to access the Premises 7 days a week and 24 hours a day. The employees of Party B shall be permitted to access the Premises through the passenger elevators of the building designated by Party A at any time out of the regular business hours. However, Party B shall comply with any security measures reasonably implemented by Party A at any time, such as registration with the security guards of the Property Company.

(6)

If Party A is unable to timely deliver the Premises on the Delivery Date due to the late return by the previous tenant of the Premises to Party A, Party A shall promptly notify Party B the delayed delivery of the Premises and Party A shall not be liable for any other indemnifications except for the foregoing notice obligations. In such case, the renovation period and the Lease Term shall be extended according to the actual date of delivery.

(7)

During the Lease Term, neither party shall terminate this Contract without the consent of the other party. If Party B intends to terminate this Contract before the expiration of the Lease Term, Party B shall deliver a written notice to Party A at least 30 days in advance to obtain Party A’s written approval. At such time, except for paying all the Payables to Party A, Party B shall also perform its obligations provided herein, including but not limited to restoring the Premises to its original state and paying the liquidated damages in the amount calculated as follows: Party B shall pay Party A liquidated damages for early termination of this Contract in the amount equal to the sum of the total deposit and the amount of three times of the then applicable rent for the Premises.

(8)	Rent-free Period

(a)	During the Lease Term, Party A agrees to provide Party B with a rent-free period of 0.5 month, specifically from March 23, 2022 to April 6, 2022 (both days inclusive).

(b)	During the rent-free period above, Party B does not need to pay the rent for the Premises but shall pay all the other Payables as provided in the Contract.

If Party B terminates the lease prior to the expiration of the Lease Term, or the lease is terminated prior to the expiration of the Lease Term for a reason not attributable to Party A, then

(i)	if the rent-free period has not expired, Party B shall no longer have any rent-free period;

(ii)

if the rent-free period has expired, Party B shall pay Party A in full the rent for the part that was waived during the rent-free period as calculated according to the fee rate of the rent provided in this Contract.

(9)

As of the execution date of this Contract, Party A represents and warrants that Party A shall be the sole owner of the Office Building and shall be entitled to lease the Premises to Party B and have the capacity to sign this Contract.

Section II Rules of Lease

20.	Rights of Party A and Party B

20.1	Rights of Party A

(1)	Party A shall be entitled to collect the Payables that should be paid by Party B as provided herein at the time and in the manner as provided herein.

(2)

Party A shall have the right to name the Office Building and change such name upon approval by the relevant government authorities without the consent of Party B. Party A shall not liable to Party B for any responsibilities arising from the name change of the Office Building. However, Party A shall promptly notify Party B after the name change of the Office Building.

(3)

Within the last 6 months of the Lease Term, Party A may take clients to visit the Premises during the normal business hours of Party B by giving prior notice to Party B. Party A shall minimize the impacts on Party B’s regular business operations.

(4)

In order to maintain the quality of the Office Building and subject to the conditions of the overall interest of the Office Building, Party A shall be entitled to implement or amend, or authorize the Property Company to implement or amend, the relevant management rules in writing.

20.2	Rights of Party B

(1)

Subject to the timely performance of its various payment obligations as provided in this Contract, Party B shall be entitled to use the Premises during the Lease Term, provided that Party B’s use shall comply with the terms of this Contract and the management rules of the Office Building.

(2)

During the Lease Term, if Party A sells the Premises or the Premises is disposed of for the enforcement of the mortgage that has been created thereon, Party B agrees to waive its right of first refusal to purchase the Premises. If Party A sells the Premises, Party A shall give prior written notice to Party B; if the Premises shall be disposed of for the enforcement of the mortgage that has been created thereon, Party A shall promptly give written notice to Party B upon awareness of such disposal.

Party A may mortgage the Premises at its own discretion during the Lease Term without the consent of Party B, but Party A may notify Party B of the mortgage afterwards. The rights of Party B hereunder shall not be affected by such mortgage.

21.	Obligations of Party A and Party B

21.1	Party A shall perform the following repair and maintenance obligations:

(1)	To maintain the public facilities and common area of the Office Building in good and operational condition;

(2)

To ensure that Party B shall be the sole occupant of the Premises without any unreasonable interruption by Party A throughout the Lease Term, and that no third party shall be entitled to claim against Party B of the same lease rights for the Premises;

(3)

To keep the common area of the Office Building clean; adopt necessary and precautious measures to prevent the Premises and the building where the Premises is located or any other parts thereof from damages of termites, mice, other animals or pests;

(4)	To maintain the public order and security of the Office Building;

(5)

To maintain the normal operation of the lifts, fire prevention facilities (Party A shall ensure that the Premises are equipped with the smoke detectors and fire sprinklers approved by Shanghai Fire Department), air-conditioning and such other equipment of the Office Building.

21.2

Party B shall use the Premises for the purposes as provided in this Contract and comply with the relevant management rules implemented by Party A or the Property Company, including but not limited to the renovation manual and the tenant handbook. Party B agrees that such property management rules are integral parts of this Contract. If there is any discrepancy between such management rules and this Contract, this Contract shall prevail.

21.3

Party B shall not sublease the Premises in any manner for any third party’s use or partial use of the Premises. In the event of any of the following, Party B shall obtain the prior written consent of Party A, or Party B shall be deemed to breach this Contract:

(1)	If Party B is a partnership enterprise, Party B accepts or reduces one or more partner(s) without the consent of Party A;

(2)

If Party B is an individual or a sole proprietorship or a small business owned by an individual, Party B fails to continue to perform this Contract for any reason or has lost its civil capacity and the successor or authorized representative of Party B uses or occupies the Premises or a part thereof;

(3)

If Party B is a limited liability company, the merger, spin-off, bankruptcy, liquidation, dissolution or change in controlling shareholder or beneficial owner of Party B causes Party B unable to continue the performance of this Contract;

(4)	Party B authorizes or delegates a third party to occupy or use the Premises or any part thereof;

(5)	If Party B changes it legal name, Party B shall provide Party A a photocopy of Party B’s updated business license within 30 days after obtaining the updated business license.

21.4	Except for provided otherwise herein, Party B shall not terminate this Contract without Party A’s consent before the expiration of the Lease Term or any renewed lease term.

21.5

In order to protect the overall image and reputation of the Office Building, Party B agrees that the appearance of the Office Building and the internal decorations and images of all floors visible from the outside of the Office Building shall be decent and consistent. Party B understands and hereby further agrees to work with Party A to this end, agrees to be subject to the supervision of Party A or the Property Company, and agree to the following restrictions: Party B shall not install, paste, hang, place or display in the Premises any lighting signs, service marks, advertising signs or publicity materials that are visible from the outside of the Office Building, or Party A or the Property Company shall be entitled to require Party B to remove these items at the expense of Party B.

21.6

Party B shall not post any notice, decoration, slogan or advertisement on the external part or any public area of the Premises or post any notice, recruitment advertisement or such other information at the entrance of the Premises, or Party A or the Property Company shall be entitled to request Party B to remove such items posted by Party B without the consent of Party A.

21.7

Party B may use the name of Party A or the Office Building to demonstrate the address and operation location of Party B at the Premises. If Party A needs to use the names or the signs of Party A or the Office Building or any part thereof for other business purposes, Party B shall apply for Party A’s prior written consent before such use.

21.8

Party B shall not use the Premises for other purposes, including but not limited to illegal, immoral production/storage of goods/commodities unrelated to the purposes of the Premises, storage of explosives or dangerous goods, or for residential, bedroom or dormitory purposes.

21.9

If Party B needs to load and unload goods, the loading or unloading shall be conducted during the time, through the service entrance and service lifts and in compliance with other requirements designated by Party A or the Property Company.

21.10

During the Lease Term, Party B shall not make, or permit others to make, in the Premises any disturbing or irritating noise, or use any music or noise (including the noise from broadcasting or any equipment that can produce, receive, record or broadcast) to disturb the other tenants of the Office Building. Party B shall not make any odor in the Premises and cause nuisance to the other tenants of the Office Building.

21.11

If the improper or inappropriate use or negligence of Party B or its contractors, employees, agents or visitors, or Party B’s improper installation or design of renovation of plumbing system, restroom facilities or sanitation facilities in the Premises or the common area of the Office Building where the Premises is located, causes any leakage, blockage, damage or shutdown of sewers, restroom facilities or sanitation facilities or other plumbing system in the Premises or the common area of the Office Building, Party B shall repair and restore the normal operation of the facilities as soon as possible, or Party B shall bear all costs for the clearing, repair or change of such facilities/plumbing system by Party A or the Property Company.

21.12

Party B shall adopt precautious measures to prevent the Premises or any part thereof from being infested by pests, and shall conduct regular pest control at its own expense as instructed by Party A or the Property Company. Animals or pets are prohibited from the Premises.

21.13

Without the prior written consent of Party A or the Property Company, Party B shall not install any equipment that is connected to or affect the normal use of the fire prevention system, alarm system, preservation system and such other systems of the Office Building.

21.14

Party B shall maintain the order of the public area of the Office Building and shall not store items in the public and/or common area, or Party A or the Property Company shall have the right to remove these items at the expense of Party B.

21.15

Party A shall purchase necessary insurance for the Office Building, including all-risk property insurance and public liability insurance. Party B may purchase the necessary insurance selected at its own discretion for the Premises, including fire insurance, water insurance, public liability insurance and all-risk decoration construction insurance. Such insurance of Party B shall be procured according to the insured scope and amount required by Party A. Party B shall also provide the photocopies of all the valid insurance policies to Party A. Without the consent of Party A, Party B shall not cancel or amend such insurance policies or impose any restrictions thereon. Party B may procure property insurance for its own property on the Premises as needed (such as theft insurance, cash insurance, business interruption insurance, etc.).

21.16

Party B shall not engage in any act or cause any event which may result in the invalidity of the insurance procured by Party A for the Office Building or the whole project on which it is located (including all-risk property insurance and public liability insurance) or permit any act or event which may result in the increase of the relevant premium. Where the premium of Party A is increased due to an act of Party B, Party A shall be entitled to claim indemnifications from Party B. Party A shall provide necessary documents to prove such claim and such documents shall comply with the relevant laws and regulations.

21.17	If the glass walls of the Premises are damaged due to the fault of Party B or its employees, agents, contractors or visitors, Party B shall promptly repair at its own expense.

21.18

If any person suffers any loss, damages or injury due to the act or negligence of Party B or its employees, contractors, agents or visitors, Party B shall indemnify such person and compensate Party A for Party A’s loss caused by such act or negligence.

21.19

If the supply of water, power, telecommunications, air-conditioning, lifts and other public utilities of the Premises is suspended or broken down, or the supply of water, power, telecommunications, air-conditioning, lifts and other public utilities of the Premises is temporarily suspended or interrupted due to the maintenance, renovation or reconstruction of the Premises, the units adjacent to the Premises, the Office Building or the malls/apartment connecting to the Office Building, and Party B thus suffers any loss or encounters other obstacles and inconvenience, Party A shall not be liable for the loss of Party B (if any). Party A shall use best efforts to maintain a silent environment for Party B’s use of the Premises and minimize any interruption caused by any third party to Party B’s use of Premises.

21.20	Party A shall not be liable for any personal injury or loss of property on the Premises at any time caused by reasons not attributable to Party A.

21.21

If any party breaches this Contract, the non-breaching party’s acceptance of the liquidated damages paid by the breaching party or any tolerance thereof shall not be deemed a waiver by the non-breaching party of its rights to claim indemnifications from the breaching party for breach of contract.

21.22

During the Lease Term, if Party A intends to conduct alterations, additions or decorations to the Office Building, Party A shall deliver a prior written notice to Party B or make an announcement in advance. Party B hereby acknowledges that if Party A notifies Party B or make an announcement as provided above, Party A shall have the right to renovate, add, reduce, dispose of any part or any facilities of the Office Building (except the facilities in the Premises that is owned by Party B) at is own desire.

22.	Terms of Renovation

22.1

When conducting renovation for the Premises, Party B shall comply with the provisions and guidelines of Party A and/or the Property Company, laws and regulations and the rules implemented by the relevant government authorities in relation to renovation.

22.2

Party B shall strictly comply with the requirements of Party A or the Property Company and submit the design and work details for the internal renovation of the Premises to Party A or the Property Company for examination and approval (such approval or consent shall not be unreasonably withheld unreasonably). Upon the examination and approval by Party A or the Property Company and the relevant government authorities (all fees arising from the submission to government authorities for approval shall be borne by Party B), Party B shall submit the photocopies of the approvals by the government to Party A or the Property Company for records. Party A or the Property

Company shall not be liable for any damages or claims arising from any defect in the design, renovation quality or other aspects for approving such renovation work. Party B shall design and implement the renovation work according to the final approval by Party A or the Property Company and shall not commence any renovation work or change any approved renovation design without the prior written consent of Party A or the Property Company.

22.3	Any fire prevention work in the internal renovation of the Premises by Party B shall be conducted by the contractor reasonably designated by Party A.

22.4

Before the commencement of the renovation work of the Premises, Party B shall pay the renovation deposit, [management fee during the renovation period], garbage removal charge and such other fees that shall be paid by Party B according to the standard fee rates of Party A or the Property Company. Party B shall purchase the all-risk renovation insurance for the renovation work and pay for all the taxes and fees (if any) charged by the relevant authorities for the renovation of the Premises. Upon Party A or the Property Company’s inspection and acceptance after the completion of the renovation work, Party A or the Property Company shall refund the renovation deposit to Party B (without interest) within 30 days. If Party B breaches the renovation rules and requirements of Party A or the Property Company during the renovation, Party A or the Property Company shall be entitled to withhold the renovation deposit until Party B completes all the rectification work and such rectification work is accepted by Party A or the Property Company.

22.5

If the renovation work conducted by Party B causes any damages to any part of the Premises or the Office Building, and/or impacts and/or causes losses to Party A and/or other relevant parties, Party B shall immediately cure such damages and indemnify Party A and/or other relevant parties for their losses as required by Party A and/or the Property Company. If Party B fails to cure and/or indemnify within the period prescribed by Party A or the Property Company, Party B shall be deemed to breach this Contract and Party A may give a 3 days prior written notice to terminate this Contract and claim indemnifications against Party B for breach of contract.

22.6

Party B shall complete the renovation work within the agreed renovation period and shall not delay the completion of the renovation of the Premises or the payment of the Payables herein for the reasons of, among others, change of renovation plan, failure to obtain approvals from government authorities for the renovation plan, renovation work being suspended or punished during the renovation or rectification required by Party A.

23.	Repair and Maintenance of the Premises

23.1

If Party B notifies Party A that there is any damages or failure in the public area, main structure, renovation, ancillary facilities and equipment during the repair and maintenance process, Party A shall commence the maintenance work within a reasonable period upon receipt of notice from Party B and Party A shall complete such maintenance as soon as possible.

23.2	Party B shall maintain the Premises and all the facilities, equipment, wirings and plumbing in the Premises provided by Party A in good and clean condition (except for the normal wear and tear).

23.3

Upon prior written notice within a reasonable period of time, Party B shall permit Party A and its authorized personnel to access the Premises to inspect and conduct inventory check of the facilities, equipment, wirings and plumbing owned by Party A and proceed with necessary repair and maintenance during a reasonable period of time. However, Party A shall minimize the interruptions caused to Party B. In case of emergency, Party A or the Property Company and/or the authorized personnel may enter the Premises without giving a prior notice. If Party B does not cooperate with Party A or obstruct Party A for maintenance, Party B shall be liable for all the consequences arising therefrom. If Party B subsequently finds out any damages within the Premises and any failure of or defect in the relevant facilities, equipment, wirings and plumbing, Party B shall promptly notify Party A or the Property Company in writing. If it is Party A’s repair responsibilities, Party A shall commence the repair within 5 business days upon receipt of the notice from Party B and complete the repair and maintenance within a reasonable and feasible period of time.

23.4

Party B shall cause its employees, contractors, agents or visitors to properly use and take care of the Premises and the facilities, equipment, wirings and plumbing thereof, and bear the repairing responsibility for any damages to the Premises and the facilities, equipment, wirings and plumbing thereof caused by its employees, contracts, agents or visitors. If Party B fails to repair within the period of time required by Party A, Party A may repair on Party B’s behalf at the expense of Party B. Party B shall also indemnify Party A of any loss arising from Party B’s failure to timely repair as provided in this Article.

23.5

Without the prior written consent of Party A, Party B shall not install any fixtures, equipment or wiring and plumbing within the Premises. If the facilities, equipment, wirings and plumbing installed by Party B are dangerous or causes any safety concerns, Party B shall immediately repair, change or remove such facilities upon the repair or exchange requests of Party A or the public affair organization. Party A or the Property Company shall be entitled to check the facilities, equipment, wirings and plumbing laid or installed by Party B at a reasonable time. Party B shall be liable for the loss caused by the failure or improper repair or maintenance of the facilities, equipment, wirings and plumbing by Party B.

23.6

If all or part of the Premises is damaged due to force majeure or the Premises is thereby inappropriate for lease for a considerable time, Party B may cease to pay a part or all of the rent according to the ratio of the office area that cannot be normally used to the entire leased area from the occurrence date of such damages until the date when the Premises is repaired. If the repair of the Premises is economically unreasonable or impractical, Party A shall not be liable for such repair. If the Premises cannot be reinstated within 6 months from the occurrence date of such damages, at the expiration of such 6-month period, any party may notify the other party in writing of the termination of this Contract without any liability to the other party.

24.	Return of the Premises

At the expiration of the Lease Term or the early termination of this Contract as provided herein, Party B agrees as follows:

24.1

Party B shall return the Premises to Party A as provided in Schedule III hereto, demolish and remove the facilities and equipment installed by Party B in the Premises at its own cost no later than the expiration of the Lease Term or the date on which this Contract is terminated earlier, and ensure that the Premises is under good, clean and appropriate-for-use condition (except for normal wear and tear) when returned to Party A.

24.2

If Party B fails to timely return the Premises and demolish and remove the facilities and equipment installed thereby, Party A shall be entitled to repossess the Premises and authorize a third party to demolish and remove the facilities and equipment at the expense of Party B. If the structure of the Premises is damaged or any loss is incurred when demolishing the facilities and equipment installed by Party B, Party B shall be liable for indemnifications to Party A. Before completion of the removal or demolition work as provided in Schedule III hereto, Party B shall be deemed to be continue occupying the Premises without the consent of Party A. Party A shall be entitled to charge Party B a fee for occupying the Premises in the amount equal to 3 times of the daily rent calculated based on the then applicable rent, and the property management fee shall be charged daily on the basis of the standard fee rate of the Property Company.

24.3

If Party B has outstanding Payables and Party B fails to pay such Payables within 3 days after the written notice of Party A, Party B agrees to store the items in the Premises to the location designated by Party A. Without paying in full the outstanding Payables, Party A or the Property Company shall be entitled to prohibit Party B from transferring or hiding properties, evacuation without the consent of Party A or the Property Company or such other acts.

24.4

Party A shall notify Party B of the inventory check of the items stored by Party B and such inventory check shall be conducted with the presence of Party B. If Party B fails to present at the inventory check at the time and place designated, Party B agrees that Party A has the sole authority in conducting the inventory check and Party B recognizes the records taken by Party A and such records is binding on Party A. Party A shall be entitled to transfer such items to a location deemed appropriate by Party A for storage purposes.

24.5

If Party B fails to fully pay all the outstanding Payables within 30 days after the inventory check by Party A, Party A shall be entitled to dispose of such stored items and the proceeds received shall be used to set off the amount owned by Party B. If the proceeds from the disposal of such stored items are insufficient to fully repay the amount owned by Party B, Party B has the obligations to pay such insufficient amount.

25.	Deposit

25.1

Party B shall pay the deposit in the amount provided herein to guarantee its full performance of this Contract. During the Lease Term, if the rent or property management fee increase or decrease, the deposit shall be adjusted accordingly.

25.2

If Party B breaches of this Contract and the performance hereof is materially affected, Party A shall be entitled to terminate this Contract and forfeit the deposit or, in lieu of the foregoing, elect to deduct from the deposit any outstanding rent, property management fee and other charges due and payable by Party B and claim compensations for the loss arising from Party B’s breach of contract. If the lease deposit is insufficient for such deduction, Party A shall be entitled to require Party B to pay for the insufficient amount.

25.3

Upon expiration of the Lease Term, if Party B has not breached this Contract, Party A shall refund the deposit to Party B without any interest within 30 days after the satisfaction of all of the following conditions by Party B:

(1)	Party B shall restore the Premises to the status as provided in Schedule III on or before the expiration date of the Lease Term;

(2)	Party B shall have paid in full all the payable rent, property management fee, charges for electricity, telecommunications, etc.;

(3)	Party B shall have completed the return of the Premises to Party A on or before the expiration date of the Lease Term;

(4)	Party B shall have cancelled or transfer the registration of its registered address with the relevant industry and commerce authority and the lease registration (if any) with the Premises;

(5)

Party B shall have provided the bank account for the refund as requested by Party A and returned the original receipt of the deposit issued by Party A and such other evidentiary documentation requested by Party A.

25.4

Upon termination or early termination of this Contract, Party B shall promptly cancel the registrations with the relevant industry and commerce authority and tax authority and such other registrations with the Premises as the registered address, fully pay the public utility charges and complete the cancellations of the relevant accounts. If Party B fails to complete such relevant cancellations within 30 days after the termination or early termination of this Contract, it shall be deemed that Party B agrees to authorize Party A to complete such cancellations on Party B’s behalf at the expense of Party B. If Party B delays in the cancellations or transfers of the registrations with the relevant industry and commerce authority, lease registration (if any) with the Premises as the registered address and such other formalities, which cause Party B unable to lease the Premises to others as soon as possible or to suffer other losses, Party B agrees to indemnify Party A of such losses and Party A shall be entitled to deduct such losses from the deposit.

25.5

During the Lease Term, if the amount of the deposit in the account of Party A is less than the amount provided in this Article after such deduction, set-off and/or indemnification (including but not limited to the cases that all or part of the deposit has been deducted or set off, etc.) for reasons attributable to Party B, Party B shall pay Party A an amount to make up the prescribed amount of the deposit within 3 days after the written notices of Party A. If Party B fails to make up the deposit within such 3 days period, Party B shall pay Party A the liquidated damages in the amount equal to 0.2% of the amount to be made up by Party B for each day in default. If Party B fails to make up the lease deposit within 7 days after written notice of Party A, Party A shall be entitled to terminate this Contract by giving a written notice to Party B and to forfeit all of the deposit.

26.	Payment and Adjustment of Fees

During the Lease Term, the Property Company shall be entitled to regularly adjust the property management fee and such other charges and promptly notify Party B of the adjustment. Party B shall pay the applicable fees according to the adjusted fee rates.

27.	Liabilities for Breach of Contract

27.1

If the rent, property management fee or other amounts payable by Party B provided in this Contract is not paid within 7 days after such payment is due and payable (whether Party A or the Property Company has delivered a payment notice or not); and/or Party B breaches or fails to perform this Contract and the performance hereof is materially affected, including not paying the rent and/or unilateral termination of the lease before the expiration of the Lease Term; and/or Party B’s failure to continue the performance of this Contract due to its bankruptcy/liquidation; and/or the Premises is subject to enforcement in legal proceedings for the reason of Party B, in the event of one or more of the above, Party A shall be entitled to take any, or the combination of any, of the following measures: (1) to enter into the Premises or any part thereof at any time to repossess the whole Premises and this Contract shall be terminated immediately; (2) to initiate a lawsuit against Party B for Party B’s breach of contract or non-performance of the terms hereof; (3) to forfeit the deposit and require Party B to indemnify Party A for the loss caused by Party B’s breach of contract (including but not limited to the rent and property management fee payable by Party B for the remaining period of the Lease Term); (4) to suspend the supply of water, electricity, air-conditioning, telecommunications (if applicable) and to take such other measures upon giving prior notice to cause Party B to perform its obligations under this Contract, which Party B understands and will be liable for the consequences caused thereby.

27.2

Without affecting all the other rights of Party A upon breach of contract by Party B, if Party B fails to pay the rent, property management fee, Payables under this Contract or any part thereof in the manner and at the time provided herein, Party A shall be entitled to receive the liquidated damages in the amount equal to 0.2% of the overdue amount for each day in default.

27.3

If Party B fails to pay the rent, property management fee and such other Payables as provided in this Contract, Party A shall be entitled to apply with the relevant People’s Court for a payment order in accordance with the relevant provisions of the Civil Litigation Law of the People’s Republic of China at the expense of Party B.

27.4

In the event that Party A shall have the right to terminate this Contract as provided herein, Party A shall deliver a written notice to terminate this Contract to Party B and this Contract shall be terminated immediately upon the delivery of the notice to Party B. Party B shall return the Premises to Party A in accordance with Schedule III hereto within the period of time designated by Party A. If Party B continues to occupy the Premises after the designated period, Party A shall be entitled to immediately enter into the Premises and repossess the Premises, and Party B shall also indemnify Party A for the losses suffered by Party A for Party B’s failure to timely move out of the Premises.

27.5

During the Lease Term, if the Premises is damaged due to Party’s failure to timely perform its repair and maintenance obligations provided in Article 23.2 hereof, which causes loss of property and/or personal injury to Party B, Party A shall be liable for indemnifications to Party B in accordance with laws.

27.6

If the facilities of the Office Building where the Premises is located, such as air-conditioning, antenna, lifts and escalators, is suspended for use due to Party A and/or the Property Company’s re-installation, maintenance or repair in the public area or to the facilities of the Office Building where the Premises is located, Party A shall restore the use of such facilities within reasonable period of time.

27.7

If any facilities within the Office Building and the Premises temporarily cannot function normally due to circumstances unforeseeable by Party A or out of the control of Party A, including but not limited to a temporary failure or suspension in the normal supply of water, power and air-conditioning, Party A shall not be liable to Party B for any loss. Meanwhile, the provisions of this Contract and the responsibility of Party B to pay the rent and other fees shall not be affected in any way by such failure or suspension.

28.	Notices

All notices shall be in writing. If a notice is sent by fax, it shall be deemed to be delivered when sent successfully; if a notice is sent to Party B, it shall be deemed to be delivered when the notice is sent by registered mail with Party B’s address written and such notice is sent to the correspondence address or registered address of Party B, or when the notice is delivered to the Premises leased by Party B; if a notice is sent to Party A, it shall be deemed to be delivered when it is sent to the address of Party A set forth in this Contract. In case of any change to the address or fax number of any party, such party shall promptly notify the other party. Any party shall be liable for its own loss caused by such party’s negligence in giving the notice of such changes.

29.	Miscellaneous

29.1

Party A and Party B agree that during the Lease Term, in the event of any of the following, this Contract may be terminated or amended at the option of Party B, and both parties shall not be liable to each other, provided that, if Party B has any unpaid rent and other fees, Party A shall be entitled to credit such amount from the deposit and the remaining amount shall be refunded to Party B without any interest.

(1)

All or part of the land use right of the area where the Premises is located or the real property ownership of the Premises is reverted back to the state or nationalized prior to the relevant granted term;

(2)	The Premises is acquired or expropriated;

(3)

The Premises or ancillary facilities are completely damages or destroyed for reasons not attributable to either Party A and/or Party B, or the supply of public utilities is suspended for more than 1 month for reasons not attributable to either Party A and/or Party B, which frustrates the purposes hereof or causes the Premises to be identified as dangerous premises; and

(4)

Such other circumstances where this Contract may be terminated or amended as provided by laws and administrative regulations (only limited to the termination of and amendment to this Contract without liabilities to each party as provided by laws and administrative regulations).

29.2

Party A and Party B shall be responsible for their respective legal fees and shall pay their respective stamp duties, registration fees and other taxes and fees in connection with this Contract (if any) pursuant to the applicable government regulations. If a party suffers any loss due to the other party’s failure to timely pay the taxes and fees, the breaching party shall immediately make reasonable indemnifications to the non-breaching party.

29.3	This Contract shall become effective upon the signing and affixing seals by both parties.

29.4

If there is any discrepancy between Section I of these Supplemental Terms, Schedules and other integral parts hereof and Section II of the Supplemental Terms hereof, the provisions in Section I of these Supplemental Terms, Schedules and other integral parts hereof shall prevail.

29.5

Party A shall not be liable for any loss and/or damages caused by reasons not attributable to Party A, accidents or damages out of control of Party A or reasons attributable to Party B or other third party.

29.6	If any term of this Contract becomes invalid or unenforceable due to violation of law, the validity of all other terms shall not be affected.

29.7

This Contract and its contents, including all information involved and other business information of both parties, shall be trade secrets. Any Party shall not disclose to any third party or make public such information without the written consent of the other party, regardless of whether this Contract is terminated or not, except in the cases that (1) the disclosure is required for government filings or judicial proceedings and (2) disclosures to the directors, employees or consultants of a party for the necessity of such persons’ execution and performance hereof. If any party violates the foregoing, the breaching party shall indemnify the non-breaching party for any loss caused by such breach.

29.8	This Contract shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

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Schedule I

Schedule II

Scope of the Common Area and Shared Area of the Premises

Schedule III

Agreements on Current Renovation, Ancillary Facilities and Equipment and

Party A’s Consent to Renovation and Addition of Ancillary

Facilities and Equipment by Party B

Lessor (Party A)	Lessee (Party B)
Shanghai Pudong Kerry Parkside Real Estate Co., Ltd. (上海浦东嘉里城房地产有限公司)	Shanghai LianBio Development Co., Ltd. (上海联拓生物科技有限公司)

Legal Representative	Legal Representative

Registration Certificate / ID No.	Registration Certificate / ID No.

Registered Address Room 305A, No. 1155, Fangdian Road, Pudong New District, Shanghai	Registered Address

Postal Code	Postal Code

Telephone No. +86-21-5033-1166	Telephone No.

Authorized Representative	Authorized Representative

Signature and Seal /s/ Li[illegible] Gao	Signature and Seal /s/ Bing Li

Execution Date: 2019.12.23	Execution Date: 2019.12.23

Execution Venue Shanghai	Execution Venue Shanghai